UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 10, 2021

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	GTT	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended Infrastructure Sale and Purchase Agreement

As previously disclosed, on October 16, 2020, GTT Communications, Inc. (the “Company”), together with its subsidiaries GTT Holdings Limited, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited and GTT Americas, LLC (collectively, the “Sellers”), and Cube Telecom Europe Bidco Limited (the “Buyer”) entered into a Sale and Purchase Agreement (as amended through the date hereof, the “Infrastructure SPA”) with respect to the Company’s pending infrastructure sale transaction (the “Sale Transaction”). As previously disclosed, on February 15, 2021, the Sellers and the Buyer entered into the Project Apollo – KPMG VDD Reports Deadline Extension Letter, which amended the Infrastructure SPA in relation to the requirement of the Sellers to deliver the VDD Reports to the Buyer.

On June 10, 2021, the Sellers and the Buyer entered into the Project Apollo – Share Purchase Agreement Letter (the “SPA Letter Amendment”), which includes a conformed version of the Infrastructure SPA reflecting amendments to the Infrastructure SPA.

The SPA Letter Amendment amends certain termination rights in favor of the Buyer as follows:

•removes the termination events relating to an insolvency event and related items;

•amends the automatic termination events with respect to events of default under that certain Indenture, dated as of December 22, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), by and between the Company, as successor by merger to GTT Escrow Corporation, and Wilmington Trust, National Association, as Trustee, and that certain Credit Agreement, dated as of May 31, 2018, by and among the Company and GTT Communications B.V. (“GTT B.V.”), as borrowers, KeyBank National Association, as administrative agent and letter of credit issuer, and the lenders (the “Lenders”) and other financial institutions party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), such that the Infrastructure SPA will not automatically terminate if (i) an event of default occurs under the Credit Agreement and Lenders holding at least a majority of the outstanding loans and revolving commitments under the Credit Agreement and Lenders holding at least a majority of the outstanding revolving commitments under the Credit Agreement agree to waive or forbear from exercising remedies under the Credit Agreement with respect to such event of default within five business days or have not taken any affirmative action to exercise remedies under the Credit Agreement with respect to such event of default, (ii) an event of default occurs under the Indenture and requisite beneficial owners of the Company’s outstanding 7.875% Senior Notes due 2024 (the “Notes”) issued under the Indenture agree to waive or forbear from exercising remedies under the Indenture with respect to such event of default within five business days or have not taken any affirmative action to exercise remedies under the Indenture with respect to such event of default, (iii) the Sellers, or any member of the Sellers’ group, make a filing under chapter 11 of title 11 of the United States Code (a “Chapter 11 Case”) within five business days of any such events of default or (iv) the applicable event of default arises solely in connection with the pursuit or satisfaction of the Sale Transaction or as a result of the commencement of a Chapter 11 Case;

•provides an additional automatic termination event if any Seller and/or member of the Sellers’ group enters into a restructuring support agreement other than (i) an Acceptable RSA (as defined below), (ii) a plan support agreement that supports and is consistent with the Infrastructure SPA, provides for the payment of the Buyer’s reasonable and documented expenses in connection with any restructuring (including in connection with any Chapter 11 Case) up to $5 million in the event that the Infrastructure SPA is terminated for any reason other than a breach by Buyer of any of its material obligations under the Infrastructure SPA (the “Buyer’s Restructuring Expenses”) and the Break-Up Fee (as defined below) and does not otherwise materially or adversely affect the consummation of the Sale Transaction or the rights of the Buyer under the Infrastructure SPA or related transaction documents (an “Acceptable PSA”) or (iii) a restructuring support agreement to which the Buyer is a party;

•provides an additional automatic termination event if the Sellers file a Chapter 11 Case and the Sellers fail to achieve the applicable milestone dates in connection with the filing of an Acceptable Sale Motion (as defined below) or obtaining the Sale Protection Order (as defined below) or an Acceptable Sale Order (as defined below), subject to potential extensions; and

•provides an additional automatic termination event if an Acceptable RSA terminates with respect to the Buyer (other than as a result of a breach by the Buyer); provided that this termination event will not apply if (i) the applicable bankruptcy court has entered an Acceptable Sale Order prior to such termination or (ii) the Sellers are using all reasonable efforts to satisfy the Sale Condition (as defined below) at the time such Acceptable RSA is terminated.

The SPA Letter Amendment adds the following additional conditions to the completion of the Sale Transaction:

•if the Sellers do not commence a Chapter 11 Case prior to the completion date, (i) the Buyer, (ii) the Sellers, (iii) holders of greater than 66.67% of the Notes, (iv) Lenders holding greater than 66.67% of the obligations outstanding under the Credit Agreement and (v) subject to certain exceptions, lenders holding greater than 66.67% of the obligations outstanding under that that certain Priming Facility Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified, the “Priming Facility Credit Agreement”), among the Company, GTT B.V., the lenders party thereto and Delaware Trust Company, as administrative agent shall have shall have entered into a restructuring support agreement that provides for (a) the assumption of the Infrastructure SPA and ancillary agreements, (b) provides releases in favor of the Buyer and its group in the form set forth in the Infrastructure SPA and (c) provides for the payment of the Buyer’s Restructuring Expenses and the Break-Up Fee on the terms and conditions set forth in the Infrastructure SPA (the “RSA Condition,” and such agreement, an “Acceptable RSA”);

•in the event that any of the Sellers file a Chapter 11 Case prior to the completion date, the Sellers are required to: (i) file a motion seeking entry of an order approving the Sale Transaction (an “Acceptable Sale Order”) with the bankruptcy court within three days of such filing (an “Acceptable Sale Motion”); (ii) obtain an order approving the provisions of the Infrastructure SPA relating to payment of the Buyer’s Restructuring Expenses and the Break-Up Fee from the bankruptcy court within 21 days of such filing (the “Sale Protection Order”); and (iii) obtain an Acceptable Sale Order from the bankruptcy court providing for, among other things, the approval of the Sale Transaction as contemplated by the Infrastructure SPA, prior to the later of (a) 45 days after the commencement of the Chapter 11 Case and (b) 20 days following the satisfaction or waiver of all completion conditions other than regulatory conditions (the “Sale Condition”); and

•in the event that any of the Sellers file a Chapter 11 Case prior to the completion date, any incremental financing agreement that the Sellers enter into prior to the completion date for purposes of financing an in-court reorganization shall be on terms and conditions not inconsistent with the Infrastructure SPA and the Acceptable RSA, the Acceptable PSA, or the Acceptable Sale Order, as applicable.

In addition, the SPA Letter Amendment provides that the Sellers shall (i) pay the Buyer a break-up fee equal to three (3) percent of the aggregate base purchase price ($60,600,000) in the event that the Infrastructure SPA is terminated in certain circumstances, with such fee to be payable within five (5) business days of the Sellers consummating certain alternative transactions or plans of reorganization (the “Break-Up Fee”) and (ii) reimburse the Buyer for the Buyer’s Restructuring Expenses, up to a cap of $5 million, in the event that the Infrastructure SPA is terminated for any reason other than a breach by the Buyer of any of its material obligations thereunder.

In addition to the foregoing, the SPA Letter Amendment also, among other things, (i) amends the conditions to the release of the first $37.5 million of the $75.0 million holdback such that in the event that a Chapter 11 Case has been commenced prior to the date on which any adjustment to the purchase price has been paid, such release will take place no earlier than following the issuance of a bankruptcy court order confirming a plan of reorganization in the Chapter 11 Case; (ii) adds post-completion obligations of the Buyer to use reasonable efforts to obtain letters of credit from the Group’s third party finance providers in order to cause the release of collateralized cash under existing letters of credit and return such released amounts to the Sellers net of reasonably incurred costs in connection with such releases and net of the amount of any cash collaterals required to be provided by the Buyer in connection with such new letters of credit; (iii) provides that specified tax filings not completed prior to completion will be completed post-completion and the Sellers will indemnify the Buyer and provide any required cooperation and information in respect of these tax filings; and (iv) makes other technical changes to provide that the filing of a Chapter 11 Case will not cause a breach under the Infrastructure SPA.

The Company continues to work expeditiously towards consummating the Sale Transaction. In addition to continuing its efforts to obtain necessary governmental and third party consents and approvals and otherwise satisfy the conditions to closing under the Infrastructure SPA, the Company has made substantial progress implementing the corporate reorganization contemplated in connection with the Sale Transaction (the “Reorganization”) and is continuing to take steps to separate the infrastructure assets that are the subject of the Infrastructure SPA from the rest of the Company’s business. The Sale Transaction is currently expected to close during the summer of 2021.

The foregoing description of the SPA Letter Amendment is not complete and is qualified in its entirety by the terms and provisions of the SPA Letter Amendment, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the completion of the Sale Transaction constitute forward-looking statements that are based on the Company’s current expectations.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the Company’s financial statements contained in its financing agreements without obtaining an amendment and/or waiver thereof, which may result in (A) events of default under the Indenture, the Credit Agreement and the Priming Facility Credit Agreement, (B) if the Company is unable to obtain further agreements from creditors with respect to forbearing from exercising remedies, the acceleration of the Notes and the Company’s obligations under the Credit Agreement and the Priming Facility Credit Agreement and (C) the Company being unable to satisfy its obligations thereunder; (ii) the Company has announced that its previously issued financial statements for the years ended December 31, 2019, 2018 and 2017, each of the quarters during the years ended December 31, 2019 and 2018 and the quarter ended March 31, 2020 (the “Non-Reliance Periods”) and related disclosures and communications should no longer be relied upon as a result of preliminary findings of the Company’s previously disclosed review of certain accounting issues (the “Review”); (iii) the completion of the Review and the completion and filing of the restated financial statements relating to the Company’s previously issued consolidated financial statements for the Non-Reliance Periods, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and any subsequent delayed periodic Securities and Exchange Commission (“SEC”) filings may take longer than expected as a result of the timing or findings of the Review or the Company’s independent registered public accounting firm’s review process; (iv) the Company may be unable to regain compliance with the New York Stock Exchange (the “NYSE”) continued listing requirements relating to the timely filing of its periodic filings by no later than August 17, 2021, which would result in the NYSE initiating suspension and delisting procedures; (v) the conditions to access funding under the Priming Facility Credit Agreement may not be satisfied and the Company may be unable to access such funding, and existing cash balances and funds generated from operations may not be sufficient to finance the Company’s operations and meet its cash requirements; (vi) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (vii) the Company could be subject to cyber-attacks and other security breaches; (viii) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (ix) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (x) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (xi) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (xii) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation or a downturn in the Company’s industry; (xiii) the Company may be liable for the material that content providers distribute over its network; (xiv) the Company has generated net losses historically and may continue to do so; (xv) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xvi) the Company may be unable to retain or hire key employees; (xvii) the Company recently announced management changes; (xviii) the Company is subject to risks relating to the international operations of its business; (xix) the Company may be affected by tax assessments, unfavorable tax audit outcomes, delayed tax filings and future increased levels of taxation; (xx) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (xxi) the Sellers and the Buyer may be unable to obtain the necessary approvals for the Sale Transaction or the Reorganization from governmental authorities in a timely manner, on terms acceptable to the Sellers and the Buyer, or at all; (xxii) the Company may be unable to obtain from the Lenders or the holders of Notes the further forbearances, waivers, consents, releases or other agreements that may be necessary to prevent a default under the Credit Agreement, the Priming Facility Credit Agreement or the Indenture that may be necessary to satisfy the conditions to the closing of the Sale Transaction, either on terms acceptable to the Company or at all, in which case the Infrastructure SPA would terminate unless the Buyer provides a waiver; (xxiii) the Company may not be able to obtain the consent of certain parties to contracts with the Sellers and their subsidiaries that will be necessary to fully implement the Sale Transaction or the Reorganization, on terms acceptable to the Company or at all; (xxiv) the Buyer may be unable to obtain financing sufficient to enable it to consummate the Sale Transaction as required at the closing under the Infrastructure SPA; (xxv) the potential failure to satisfy other closing conditions under the Infrastructure SPA which may result in the Sale Transaction not being consummated; (xxvi) the potential failure of the Company to realize anticipated benefits of the Sale Transaction; (xxvii) risks from relying on the Buyer for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by the Infrastructure SPA; (xxviii) the potential impact of announcement or consummation of the Reorganization and the Sale Transaction on relationships with third parties, including customers, employees and competitors; (xxix) the ability to attract new customers and retain existing customers in the manner anticipated; and (xxx) the Company has announced that it expects to report material weaknesses in internal control over financial reporting and its internal control over financial reporting may have further weaknesses of which the Company is not currently aware or which have not been detected; such material weaknesses, among other things, could impact the Company’s ability to appropriately provide for the purchase price adjustment mechanisms in the Infrastructure SPA. The foregoing list of factors is not exhaustive. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Item 9.01.	Financial Statements and Exhibits
(d)      Exhibits
The following exhibits are filed as part of this report:

Number	Description

2.1
Project Apollo – Share Purchase Agreement Letter, dated June 10, 2021, by and among GTT Communications, Inc., GTT Holdings Limited, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited, GTT Americas, LLC and Cube Telecom Europe Bidco Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 11, 2021

GTT Communications, Inc.

		By:	/s/ Donna Granato
Donna Granato
Interim Chief Financial Officer